UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2018

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01, “Other Events”

On December 3, 2018, Moody’s Corporation (the “Company”) entered into an underwriting agreement by and among the Company and J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the “Underwriting Agreement”), with respect to the issuance and sale of $400 million aggregate principal amount of the Company’s 4.250% Senior Notes due 2029 and $400 million aggregate principal amount of the Company’s 4.875% Senior Notes due 2048 (collectively, the “notes”). The offer of the notes was registered under the Company’s Registration Statement on Form S-3 (Registration No. 333-216211) filed with the Securities and Exchange Commission on February 24, 2017.

The above description of the Underwriting Agreement is a summary only and is qualified in its entirety by reference to the Underwriting Agreement which is attached as Exhibit 1.1 to this Current Report on Form 8 K.

Item 9.01, “Financial Statements and Exhibits”

(d) Exhibits

1.1	Underwriting Agreement, dated December 3, 2018, by and among Moody’s Corporation and J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ Elizabeth M. McCarroll
Elizabeth M. McCarroll
Corporate Secretary and Associate General Counsel

Date: December 7, 2018

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